UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On January 13, 2009, the registrant issued a press release announcing the execution of a series of hedging transactions on January 8, 2009 and announcing the registrant’s intention to maintain its current distribution level.  The press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

In the press release attached hereto, the registrant announced a conference call to be held on January 14, 2009 at 9 a.m. Central Time (10 a.m. Eastern Time) to discuss the recent hedging transactions, and the registrant announced that, in light of the recent hedging transactions, it has posted an update to its hedging overview presentation on its website disclosing updated information about the nature of its commodity hedging activities and its current portfolio of commodity derivative transactions.  The presentation entitled Eagle Rock Commodity Hedging Overview January 12, 2009, can be accessed by going to www.eaglerockenergy.com, select Investor Relations, then select Presentations. A copy of the updated hedging overview presentation is attached to this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibits are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                      Other Events.

On January 13, 2009, the registrant announced that on January 8, 2009 it entered into a series of hedging transactions to unwind a portion of its existing 2009, 2011 and 2012 WTI crude oil swaps and collars.  After giving effect to these transactions, the registrant needed to use $13.9 million in cash sourced from a combination of remaining cash reserves from the third quarter of 2008 and cash flow from operations to purchase a 2009 WTI crude oil swap on 60,000 barrels per month at $97 per barrel.  As a result of these hedging transactions, the registrant enhanced its ability to maintain its current distribution level of $1.64 per unit on an annual basis and to remain within its financial covenants as established in its senior secured revolving credit facility, subject to its operating performance, prevailing market conditions, the impact of unforeseen events and the approval of its Board of Directors.

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the registrant expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the registrant based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the registrant, which may cause the registrant’s actual results to differ materially from those implied or expressed by the forward-looking statements. For a detailed list of the registrant’s risk factors, please consult the registrant’s Form 10-K, filed with the Securities and Exchange Commission for the year ended December 31, 2007, and the registrant’s Forms 10-Q, filed with the Securities and Exchange Commission for subsequent quarters.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                      Description

99.1                          Press release dated January 13, 2009
99.2                          Updated Hedging Overview Presentation dated January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

Date: January 13, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                          Press release dated January 13, 2009
99.2                          Updated Hedging Overview Presentation dated January 12, 2009